ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2023

[1] 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium

[2] 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC

[3] 99% owned by EFR Recovery Corp., 1% owned by EFHC

[4] 16.72% (16,189,548 common shares) owned by EFI
Percentage as of January 25, 2023

[5] 5.08% (58,106,978 common shares) owned by EFI
Percentage as of August 31, 2022



Energy Fuels Inc. (Ontario)
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Canada)
100%
Uranium Power Corp. (British Columbia)
100%
Energy Fuels Brazil Ltda (Brazil)
16.72%
Consolidated Uranium Inc. (British Columbia)[4]
5.08%
Labrador Uranium Inc. (Ontario)[5]
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company, Inc. (Wyoming)
100%
Roca Honda Resources LLC (Delaware)
77%
20%
3%
Energy Fuels Holdings Corp. (Delaware)
100%
IUC Reno Creek LLC (Colorado)
EFR Properties LLC (Colorado)
EFR White Mesa LLC (Colorado)
EFR Utah, Inc. (Utah)
EFR Henry Mountains LLC (Colorado)
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)
EFR Services LLC (Colorado)
San Juan County Clean Energy Foundation LLC (Utah)
Uranerz Energy Corp. (Nevada)
81%
Arkose Mining Venture[2]
EFR Arizona Strip LLC (Colorado)
100%
Wate Mining Company LLC (Arizona)
EFR White Canyon Corp. (Delaware)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR Colorado Plateau LLC (Colorado)
100%
100%
50%
Arizona Strip Partners LLC (Delaware)
Colorado Plateau Partners LLC (Delaware)
West Lisbon, LLC (Delaware)[1]
EFR Recovery Corp. (Delaware)
99%
EFR Recovery LLC (Colorado)[3]